UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2006

UNITED INDUSTRIAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-4252	95-2081809
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

124 INDUSTRY LANE, HUNT VALLEY, MD	21030
(Address of principal executive offices)	(Zip Code)

(410) 628-3500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

On November 14, 2006, the Registrant issued a press release announcing that its indirect wholly owned subsidiary, AAI Services Corporation, has completed the acquisition of McTurbine Inc.  AAI Services acquired all of the outstanding stock of McTurbine for approximately $31.0 million in cash, subject to adjustment based upon McTurbine’s closing net worth.  $3.1 million of the purchase price was deposited in escrow to secure indemnification obligations of the McTurbine owners in the eighteen month period following closing.  The transaction closed on November 14, 2006.

A copy of the press release is attached as Exhibit 99.1.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

2.1.1

Amendment, dated as of November 14, 2006, to Stock Purchase Agreement, dated as of November 6, 2006, by and among by and among AAI Services Corporation, M International, Inc., Richard D. McConn and McTurbine Inc.

99.1	Press release dated November 14, 2006, announcing the acquisition of McTurbine Inc. by AAI Services Corporation, a wholly-owned subsidiary of United Industrial Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Industrial Corporation

By:	/S/ JAMES H. PERRY
James H. Perry
Vice President
Chief Financial Officer and Controller

Date:  November 14, 2006

EXHIBIT INDEX

2.1.1

Amendment, dated as of November 14, 2006, to Stock Purchase Agreement, dated as of November 6, 2006, by and among by and among AAI Services Corporation, M International, Inc., Richard D. McConn and McTurbine Inc.

99.1	Press release dated November 14, 2006, announcing the acquisition of McTurbine Inc. by AAI Services Corporation, a wholly-owned subsidiary of United Industrial Corporation.